SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           LOGANSPORT FINANCIAL CORP.
                (Name Of Registrant As Specified In Its Charter)

                           LOGANSPORT FINANCIAL CORP.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                           LOGANSPORT FINANCIAL CORP.
[LOGANSPORT LOGO               723 East Broadway
     OMITTED]               Logansport, Indiana 46947
                                 (574) 722-3855

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    ----------------------------------------

                           To Be Held On April 9, 2002


     Notice is hereby given that the Annual Meeting of Shareholders of Logansport Financial Corp. (the "Holding Company") will be held at the Holding Company's office at 723 East Broadway, Logansport, Indiana, on Tuesday, April 9, 2002, at 2:00 p.m., Eastern Standard time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of three directors of the Holding Company to serve three-year terms expiring in 2005, one director of the Holding Company to serve for a two-year term expiring in 2004, and one director to serve for a one-year term expiring in 2003.

     2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 8, 2002, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended December 31, 2001, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                           By Order of the Board of Directors

                                           /s/ David G. Wihebrink

                                           David G. Wihebrink, President and
                                            Chief Executive Officer


Logansport, Indiana
March 6, 2002

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           LOGANSPORT FINANCIAL CORP.
                                723 East Broadway
                            Logansport, Indiana 46947
                                 (574) 722-3855

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                  April 9, 2002


     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of Logansport Financial Corp. (the "Holding Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Standard time, on April 9, 2002, at the Holding Company's office at 723 East Broadway, Logansport, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of Logansport Savings Bank, FSB
("Logansport Savings"). This Proxy Statement is expected to be mailed to the shareholders on or about March 6, 2002.

     The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (Dottye Robeson, 723 East Broadway, Logansport, Indiana 46947), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on February 8, 2002 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,000,145 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 8, 2002, by each person who is known by the Holding Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.



                                                            Number of Shares of
Name and Address of                                            Common Stock                 Percent of
Beneficial Owner (1)                                        Beneficially Owned               Class (2)
------------------------------------------------------    ----------------------           -------------


The Roosevelt Group, L.L.C. (3)                                  37,900                         3.8%
400 North Fifth Street, Suite 200
St. Charles, Missouri  63301

Pulaski Financial Corp. (3)                                      50,500                         5.0%
12300 Olive Blvd.
St. Louis, Missouri  63141

Bradshaw Capital Management, L.L.C. (3)                          27,700                         2.8%
P.O. Box 1972
Village of Pinehurst, North Carolina 28370

Bay Pond Partners, L.P. (4)                                     106,700                        10.7%
Wellington Management Company, LLP
Wellington Hedge Management LLC
Wellington Hedge Management, Inc.
75 State Street
Boston, Massachusetts  02109

Thomas G. Williams                                               63,725 (5)                     6.2%
4 Golfview Drive
Logansport, IN  46947

Charles J. Evans
4030 High Street
Logansport, IN  46947                                            52,749 (6)                    5.07%

--------------------------

(1) The information in this chart is based on Schedule 13D and 13G Reports filed by the above-listed persons with the Securities and Exchange Commission (the "SEC") containing information concerning shares held by them, and information provided to the Holding Company after such filing was made. It does not reflect any changes in those shareholdings which may have occurred since the date of such information provided to the Holding Company.

(2) Based upon 1,000,145 shares of Common Stock outstanding which does not include options for 100,127 shares of Common Stock held by certain directors, former directors, officers and employees of the Holding Company and Logansport Savings.

(3) The Roosevelt Group, L.L.C., a Missouri limited liability company which invests in securities of financial institutions (the "Roosevelt Group"), and Bradshaw Capital Management, L.L.C., a North Carolina limited liability company which invests in securities of financial institutions and provides advisory services to financial institutions ("Bradshaw Capital"), filed a
     Schedule 13D indicating that they believed the Holding Company should more aggressively repurchase its outstanding shares in an effort to improve book value per share, earnings per share and return on equity. They also indicated they had begun conversations with regulatory counsel regarding preparation of an application to the Office of Thrift Supervision seeking permission to acquire more than 10% of the Holding Company's outstanding shares. In their Schedule 13D the Roosevelt Group and Bradshaw Capital disclosed that Pulaski Financial Corporation ("Pulaski") which is an advisory client of Bradshaw Capital, owned 50,500 shares of the Holding Company's Common Stock. While Bradshaw Capital disclaimed beneficial ownership of those shares, the Holding Company believes that Bradshaw Capital, the Roosevelt Group, and Pulaski would be deemed a group acting in concert under the Holding Company's Articles of Incorporation. As a result, consistent with those Articles of Incorporation, only 10% of the outstanding shares of the Holding Company's Common Stock (or 100,014 shares) held by this group will count as shares eligible to vote on matters submitted to shareholders at the Annual Meeting.

(4) In Schedules 13G and 13D filed with the SEC, the entities listed above indicate they may be the beneficial owners of the foregoing shares and that 92,000 shares (over 5% of the Holding Company's outstanding shares) may be deemed to be beneficially owned by the Bay Pond Partners, L.P. ("Bay Pond"), a Delaware limited partnership. Any shares not beneficially owned by Bay Pond may be held by other clients of Wellington Management Company, LLP ("WMC"), a Massachusetts limited partnership and a registered investment adviser. WMC's clients share with WMC investment and voting power with respect to the shares held by those clients. Bay Pond also shares dispositive power with respect to certain shares with Wellington Hedge Management LLC ("WHM"), a Massachusetts limited liability company, which is the sole general partner of Bay Pond, and with Wellington Hedge Management, Inc., a Massachusetts corporation, which is the managing member of WHM. Consistent with the Holding Company's Articles of Incorporation, only 10% of the outstanding shares of the Holding Company's Common Stock (or 100,014 shares) held by this group will count as shares eligible to vote on matters submitted to shareholders at the Annual Meeting.

(5) Includes 34,345 shares subject to a stock option granted under the Logansport Financial Corp. Stock Option Plan (the "Option Plan").

(6) Includes 12,725 shares held jointly by Mr. Evans and his spouse and 39,345 shares subject to a stock option granted under the Option Plan.

                      PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. The nominees for election as a director this year are James P. Bauer, Charles J. Evans, Todd S. Weinstein, David G. Wihebrink, and Thomas G. Williams, each of whom currently serves as a director whose term will expire upon the completion of the election at the Annual Meeting. Mr. Weinstein and Mr. Bauer were appointed to the Board in May 2001. Mr. Bauer has been nominated for a one-year term ending in 2003. Mr. Williams has been nominated to serve for a two-year term ending in 2004. Messrs. Evans, Weinstein and Wihebrink have been nominated for three-year terms ending in 2005.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for the position of director of the Holding Company and each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each director or nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director or director is related to any other nominee for director, director, or executive officer of the Holding Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by all directors and executive officers of the Holding Company as a group.




                                                                      Director      Common Stock
                                                      Director of      of the       Beneficially
                                       Expiration     Logansport      Holding       Owned as of
                                       of Term as       Savings       Company       February 8,       Percentage
Name                                    Director         Since         Since          2002 (1)         of Class
-----------------------------------  --------------  -------------  ------------   -------------    -------------

Director Nominees
James P. Bauer                            2003           2001           2001           1,200              .12%
Charles J. Evans                          2005           1997           1995          52,749 (2)         5.07%
Todd S. Weinstein                         2005           2001           2001               0              .00%
David G. Wihebrink                        2005           1991           1995          19,524 (3)         1.94%
Thomas G. Williams                        2004           1962           1995          63,725 (4)         6.16%

Directors
Continuing in Office

Brian J. Morrill                          2004           1998           1998           2,058 (5)          .21%
Susanne S. Ridlen, Ph.D.                  2004           1982           1995          13,014 (6)         1.29%
William Tincher, Jr.                      2003           1994           1995          24,938 (7)         2.48%

All directors and executive
   officers as a group (10 persons)                                                  191,103 (8)        17.43%

--------------------------
(1) Based upon information furnished by the respective directors or director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors or director nominees residing in their homes.

(2) Includes 12,725 shares held jointly by Mr. Evans and his spouse and 39,345 shares subject to a stock option granted under the Option Plan.

(3) Of these shares, 2,993 are held by Mr. Wihebrink as custodian for his minor children and 6,296 shares are subject to a stock option granted under the Option Plan.

(4) Includes 34,345 shares subject to a stock option granted under the Option Plan.

(5)  Includes 2,058 shares held jointly by Mr. Morrill and his spouse.

(6) Includes 2,645 shares held jointly by Ms. Ridlen and her spouse and 7,869 shares subject to a stock option granted under the Option Plan.

(7) Of these shares, 18,296 are held jointly by Mr. Tincher with his spouse and children and 6,296 shares are subject to a stock option granted under the Option Plan.

(8) The total of such shares includes 96,246 shares subject to stock options granted under the Option Plan. Does not include stock options for 1,000 shares which are not exercisable within a period of 60 days following the Voting Record Date.

     Presented below is certain information concerning the director nominees of the Holding Company:

     James P. Bauer (age 56) has served as Vice-President-Finance and Treasurer of Materials Processing, Inc., a holding company for Small Parts, Inc. and ABC Metals, Inc. (Logansport, Indiana) since 1973. He serves on the Board of Directors of Logansport Economic Development, Inc. and the United Way of Cass County.

     Charles J. Evans (age 55) became Senior Vice President of Logansport Savings in January, 2000; theretofore he served as Vice President and Senior Loan Officer of Logansport Savings since 1980. He also has served as Vice President of the Holding Company since 1995.

     Brian J. Morrill (age 44) has served as President of Cass County Title Company, Inc., a title insurance company founded by him which is based in Logansport, Indiana, since 1994; prior thereto he served as Executive Director of Cass County Family YMCA in Logansport, Indiana.

     Susanne S. Ridlen, Ph.D. (age 61) is a faculty member and Director of Project Success Program for underprepared students at Indiana University Kokomo, where she has been a member of the faculty since 1969. She also serves on the Lilly Scholarship Committee for the Cass County Community Foundation in Logansport, Indiana.

     William Tincher, Jr. (age 62) has served as Plant Manager for the Modine Manufacturing Company ("Modine") since 1977. Modine is located in Logansport, Indiana, and manufactures automotive cooling systems.

     Todd S. Weinstein (age 40) has been a practicing surgeon in Logansport since 1991. He is currently Vice President of Logansport Surgical Associates, and a member of the Logansport Memorial Hospital surgical staff.

     David G. Wihebrink (age 54), became President and Chief Executive Officer of the Holding Company and Logansport Savings on April 12, 2000. Prior thereto, he served as Vice President and Chief Financial Officer of T.M. Morris Manufacturing Co., Inc. ("Morris") since 1988. Morris is located in Logansport, Indiana, and manufactures lead wire assemblies and wiring harnesses and stampings. Prior to his employment with Morris, Mr. Wihebrink was a member of the accounting firm Smith, Thompson, Wihebrink & Co., Inc. (Logansport) for 15 years. Mr. Wihebrink also currently serves as a member of the Board of Directors of the Neal Home retirement home in Logansport, Indiana, and the North Central Indiana Workforce Investment Board, and the Logansport Cass County Chamber of Commerce.

     Thomas G. Williams (age 68) retired from his positions as President and Chief Executive Officer of the Holding Company and of Logansport Savings on April 11, 2000. He had served as President of Logansport Savings since 1971 and President and Chief Executive Officer of the Holding Company since 1995.

     THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.

The Board of Directors and its Committees

     During the fiscal year ended December 31, 2001, the Board of Directors of the Holding Company met or acted by written consent 12 times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has an Audit Committee, a Stock Compensation Committee and a Nominating Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

     The Holding Company's Audit Committee recommends the appointment of the Holding Company's independent accountants, and meets with them to outline the scope and review the results of audits. The Audit Committee met three times during 2001. The members of that committee are Brian J. Morrill, Susanne S. Ridlen, William Tincher, Jr., and James P. Bauer.

     The Stock Compensation Committee administers the Option Plan, the Logansport Savings Bank, FSB Recognition and Retention Plan and Trust, and the Logansport Financial Corporation 1999 Stock Option Plan. The members of that Committee are Susanne S. Ridlen, William Tincher, Jr., and Brian J. Morrill. It did not meet during 2001.

     The Board of Directors nominated the slate of directors set forth in the Proxy Statement. Although the Board of Directors of the Holding Company will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose. Article III, Section 12 of the Holding Company's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 60 days prior to the Annual Meeting; provided, however, that in the event that less than 70 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company's By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.


Management Remuneration and Related Transactions

     Remuneration of Named Executive Officers

     During the fiscal year ended December 31, 2001, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by Logansport Savings.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Holding Company and its subsidiary for each of the two fiscal years ended December 31, 2001, of the person who served as chief executive officer of the Holding Company during the fiscal year ended December 31, 2001 (the "Named Executive Officer"). There were no other executive officers of the Holding Company who earned over $100,000 in salary and bonuses during that fiscal year.


                                        Summary Compensation Table

                                                                               Long Term Compensation
                                               Annual Compensation                       Awards
                                    -----------------------------------------  ----------------------
                                                                     Other                                 All
                                                                     Annual   Restricted   Securities     Other
Name and                  Fiscal                                    Compen-      Stock     Underlying    Compen-
Principal Position         Year     Salary ($)(2)    Bonus ($)    sation($)(5) Awards($)   Options(#)   sation ($)
------------------------  ------    -------------    ---------    ------------ ---------  -----------   ----------
David G. Wihebrink         2001     $182,200 (3)     $2,885
  President, Chief         2000     $141,816 (4)       ---          ---          ---         ---            ---
  Executive Officer
  and Director (1)
------------------------------

(1) Mr. Wihebrink became President and Chief Executive Officer, following the retirement of Thomas G. Williams, on April 12, 2000.

(2) Includes fees received for service on the Logansport Savings Board of Directors, including any fees deferred pursuant to deferred compensation agreements.

(3) Includes $25,000 deferred by Mr. Wihebrink under a deferred compensation plan for his benefit.

(4) Includes $25,000 deferred by Mr. Wihebrink under a deferred compensation plan for his benefit.

(5) The Named Executive Officers of the Holding Company receive certain perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

     Stock Options

     The following table includes the number of shares covered by stock options held by the Named Executive Officer as of December 31, 2001. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock. The Named Executive Officer did not receive or exercise any stock options during the fiscal year.


                        Outstanding Stock Option Grants and Value Realized As Of 12/31/01
                        -----------------------------------------------------------------

                                        Number of Unexercised                Value of Unexercised In-the-Money
                                     Options at Fiscal Year End               Options at Fiscal Year End (1)
                               --------------------------------------     ---------------------------------------

Name                             Exercisable    Unexercisable              Exercisable         Unexercisable
-------------------------        -----------    -------------              -----------         -------------
David G. Wihebrink                  6,296            ---                     $28,647                ---

-------------------------
(1) Amounts reflecting gains on outstanding options are based on the average between the high and low prices for the shares on January 2, 2002, which was $15.08 per share.

     Employment Contracts

     Logansport Savings is a party to three-year employment contracts with its four executive officers, including the Named Executive Officer (the "Employees"). The contracts extend annually for additional one-year terms to maintain their three-year terms if the Board of Directors of Logansport Savings determines to so extend them, unless notice not to extend is properly given by either party to the contract. The Employees receive an initial salary under the contract equal to their current salary, subject to increases approved by the Board of Directors. The contracts also provide, among other things, for participation in other fringe benefits and benefit plans available to Logansport Savings' employees. The Employees may terminate their employment upon sixty days' written notice to Logansport Savings. Logansport Savings may discharge the Employees for cause (as defined in the contract) or without cause. If Logansport Savings terminates the Employees' employment for other than cause or if the Employees terminate their own employment for cause (as defined in the contract), the Employees will receive their base compensation under the contract for an additional three years if the termination follows a change of control in the Holding Company (as defined below) or through the date of termination if the termination occurs prior to a change of control. In addition, during such period, the Employees will continue to participate in Logansport Savings' group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Employees will have the right to cause Logansport Savings to purchase any stock options they hold for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to the Employees by Logansport Savings, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause Logansport Savings to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contract to the Employees if the contracts were terminated after a change of control of the Holding Company (without cause by Logansport Savings or for cause by the Employee) would be $487,800 in the case of the Named Executive Officer, or $1,284,150 for all four executive officers. For purposes of these employment contracts, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act.

     The employment contracts provide Logansport Savings protection of its confidential business information and protection from competition by the Employees should they voluntarily terminate their employment without cause or be terminated by Logansport Savings for cause.

     Executive Supplemental Retirement Income Agreements.

     Logansport Savings has entered into supplemental retirement agreements with Messrs. Williams and Evans (each, an "Executive"). These agreements provide that upon retirement after attaining age 65, assuming continuous service to Logansport Savings until that date, the Executive is entitled to receive annual supplemental retirement benefits in an amount equal to 40% of the highest salary received by the Executive during any 12 month period during his term of service with Logansport Savings, subject to a maximum benefit of $42,000 annually in the case of Mr. Williams and $52,000 annually in the case of Mr. Evans (the "Annual Retirement Benefit"). These benefits are payable in equal monthly installments over a period of 180 months following retirement. Mr. Williams began receiving retirement benefits on May 1, 2000.

     Mr. Evans may elect to receive early retirement benefits upon attaining age 62, assuming continuous service to Logansport Savings until that date. Upon his election to receive such benefits, he is entitled to receive his Annual Retirement Benefit, reduced by 2% for each year or fraction thereof that his early retirement date precedes his normal retirement date. These early retirement benefit payments begin at the Executive's normal retirement date. However, earlier payment may be requested by the Executive, subject to Board approval. If early payment is approved by the Board of Directors, the Executive's benefit amount is reduced to the present value using a discount rate equal to Logansport Savings' average cost of deposits for the most recent 12 month period. If early payment is not approved by the Board, the Executive is entitled to receive that portion of his Annual Retirement Benefit which is required to be expensed and accrued under generally accepted accounting principles (the "Accrued Benefit") and is vested. Mr. Evans' benefits are fully vested.

     If Mr. Evans dies prior to retirement, his beneficiary will receive an annual survivor's benefit in an amount equal to 40% of the Executive's annual salary at death, subject to a maximum of $52,000. The survivor's benefit is payable in equal monthly installments over a period of 180 months. If the Executive dies after he has begun receiving retirement benefits under his agreement, his beneficiary will continue to receive the balance of the payments otherwise payable to the Executive under his agreement. Upon the Executive's death, his beneficiary also will receive a one-time lump sum death benefit in the amount of $12,500.

     If Mr. Evans becomes disabled prior to retirement, he is entitled to receive his Accrued Benefit payable in equal monthly installments over a period of 180 months. If the Executive dies while receiving disability benefit payments, his beneficiary is entitled to receive an annual survivor's benefit in an amount equal to $52,000 payable in equal monthly installments for the remainder of the Executive's 180 month disability benefit period. In addition, at the Executive's death, if the total disability benefit payments received, or to be received, are less than $250,000, the Executive's beneficiary is entitled to a lump sum payment in an amount sufficient to make the total benefits equal to $250,000.

     Payments of benefits under the agreements are conditioned upon (1) the Executive not becoming employed by a competitor of Logansport Savings or otherwise competing with Logansport Savings while receiving benefits under the agreements and (2) in the case of Mr. Williams, the Executive rendering reasonable business consulting advisory services to Logansport Savings for a period of five years following his retirement. Mr. Evans' agreement provides that if he is terminated for any reason other than cause, he is entitled to receive that portion of his Accrued Benefit which has vested. No benefits are provided if Mr. Evans voluntarily terminates his employment before he is otherwise entitled to benefits under the agreement. If Mr. Evans' employment is terminated for cause, all benefits under his agreement are forfeited and the agreement is rendered null and void. Logansport Savings expensed $18,883 in connection with these agreements for the year ended December 31, 2001.

     Logansport Savings has purchased paid-up life insurance on the lives of the Executives to fund the benefits payable under the supplemental retirement agreements. See "-- Insurance to Fund Certain Benefits."

     Compensation of Directors

     All directors of Logansport are entitled to receive a monthly director fee of $600. Directors emeritus receive $100 per Board meeting attended. Total fees paid to directors for the year ended December 31, 2001 were $56,772. Logansport Savings' directors may, pursuant to deferred compensation agreements, defer payment of some or all of the directors' fees until after they retire or otherwise no longer serve as directors. Upon their attainment of age 70, directors who participate in the deferred compensation plan receive fixed monthly payments for 180 months, but may also elect to receive their benefits in a lump sum. The amount of each director's monthly payments depends on the amount of fees deferred and the period over which the fees were deferred. The agreements also provide for the payment of disability benefits and death benefits. The beneficiary of a director participating in the deferred compensation plan also receives a $7,500 lump sum death benefit upon the director's death. Logansport Savings has purchased paid-up life insurance on the lives of directors participating in the deferred compensation plans to fund benefits payable thereunder. See "-- Insurance to Fund Certain Benefits." Logansport Savings expensed $18,880 in connection with these agreements for the year ended December 31, 2001. Advisory Director, Forrest H. Montgomery, receives a monthly advisory director fee of $331 pursuant to the terms of an amended death benefit agreement. See "-- Death Benefit Agreement with Advisory Director."

     Directors of the Holding Company are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.

     Death Benefit Agreement with Advisory Director

     Logansport Savings has entered into an amended death benefit agreement with Forrest H. Montgomery, an advisory director to Logansport. This agreement provides for the payment of a monthly benefit in the amount of $331 which commenced in April, 1992 upon Mr. Montgomery's retirement and continues for a 120-month period. If Mr. Montgomery dies while receiving monthly benefits under the Agreement, the unpaid balance of the monthly payments will be paid monthly to his designated beneficiary for the remainder of the period. The payment of these benefits is conditioned upon (i) Mr. Montgomery's continued service as an advisory director to Logansport and (ii) Mr. Montgomery not becoming employed by a competitor of Logansport Savings or otherwise competing with Logansport Savings while receiving benefits under the agreement and for a period of two (2) years thereafter.

     Logansport Savings has purchased paid-up life insurance on the life of Mr. Montgomery to fund the benefits payable under the amended death benefit agreement. See "-- Insurance to Fund Certain Benefits."

     Insurance to Fund Certain Benefits

     Logansport Savings has purchased paid-up life insurance on the lives of the Executives covered under the supplemental retirement income agreements with Mr. Williams and Mr. Evans, and on the lives of the directors and the advisory director covered under the deferred compensation agreements and the amended death benefit agreement to fund the obligations under these agreements. The insurance is provided by Transamerica Life Insurance Company and Northwestern Mutual Life Insurance Company. At December 31, 2001, the cash surrender value of the policies was carried on the books of Logansport at an amount equal to $1,290,937.

     Transactions With Certain Related Persons

     Logansport Savings has followed a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence and other loans. As permitted by law, these loans are made at an interest rate that is .25% lower than the rate generally available to the public, but otherwise are offered with substantially the same collateral and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers totaled approximately $1,075,422, or 6.18% of shareholders' equity on a consolidated basis at December 31, 2001.

     Logansport Savings currently utilizes Mr. Evans, who is a state licensed appraiser, as a staff appraiser for certain residential mortgage loans under $250,000. As part of closing costs, Logansport charges an appraisal fee of approximately $200 for residential mortgage loans. For the year ended December 31, 2001, Mr. Evans received $3,425 as compensation for his appraisal work.

     Logansport Savings currently utilizes Cass County Title Company, Inc. to provide title insurance or to perform real estate searches in connection with its mortgage lending. Brian J. Morrill, a director of the Holding Company and of Logansport Savings, is President and principal owner of Cass County Title Company, Inc. During 2001, that company received fees for such title insurance and real estate searches from Logansport Savings in the amount of approximately $38,946.

Audit Committee Report, Charter, and Independence

     Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Holding Company's financial statements for the fiscal year ended December 31, 2001, included in the Holding Company's Shareholder Annual Report accompanying this Proxy Statement ("2001 Audited Financial Statements"):

     The Committee has reviewed and discussed the Holding Company's 2001 Audited Financial Statements with the Company's management.

     The Committee has discussed with its  independent  auditors (Grant Thornton
LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company's financial statements. Grant Thornton LLP did not use any employees other than its full-time permanent employees on its audit of the Holding Company's 2001 Audited Financial Statements.

     The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Holding Company and its related entities) and has discussed with the auditors the auditors' independence from the Holding Company. The Committee considered whether the provision of services by its independent auditors other than audit services and reviews of Forms 10-Q is compatible with maintaining the auditors' independence.

     Based on review and discussions of the Holding Company's 2001 Audited Financial Statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Holding Company's 2001 Audited Financial Statements be included in the Holding Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     This Report is respectfully submitted by the Audit Committee of the Holding Company's Board of Directors.

                             Audit Committee Members
                             -----------------------
                                 James P. Bauer
                                Brian J. Morrill
                                Susanne S. Ridlen
                              William Tincher, Jr.

     Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

Accountants' Fees

     Audit Fees. The aggregate fees billed by Grant Thornton LLP for services relating to the audit of the 2001 Audited Financial Statements and for reviews of the Holding Company's financial statements included in its Forms 10-Q filed during the year 2001 were $27,850.

     Financial   Information  Systems  Design  and  Implementation  Fees.  Grant
Thornton LLP did not bill the Holding Company for any information technology services rendered during 2001.

     All Other Fees. Grant Thornton LLP billed the Holding Company $7,400 for services other than those described above rendered during 2001.

     Independence of Audit Committee Members. The Holding Company's Audit Committee is comprised of James P. Bauer, Brian J. Morrill, Susanne S. Ridlen and William Tincher, Jr. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

                                  ACCOUNTANTS

     Grant Thornton LLP has served as auditors for the Holding Company since 1997. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have. Grant Thornton LLP has been selected as the independent public accounting firm to audit the Holding Company's books, records and accounts for the fiscal year ended December 31, 2002.

                             SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company and included in the Holding Company's proxy statement and form of proxy relating to that meeting, must be received at the main office of the Holding Company no later than 120 days in advance of March 6, 2003. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 723 East Broadway, Logansport, Indiana 46947. A shareholder proposal being submitted outside the processes of Rule 14a-8 promulgated under the 1934 Act will be considered untimely if it is received by the Holding Company later than 60 days in advance of the Annual Meeting. If the Holding Company receives notice of such proposal after such time, each proxy that the Holding Company receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("1934 Act"), requires that the Holding Company's officers and directors and persons who own more than 10% of the Holding Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that for the fiscal year ended December 31, 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were satisfied in a timely manner.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.

                                              By Order of the Board of Directors

                                              /s/ David G. Wihebrink

                                              David G. Wihebrink, President and
                                                   Chief Executive Officer

March 6, 2002

REVOCABLE PROXY            LOGANSPORT FINANCIAL CORP.
                         Annual Meeting of Shareholders
                                 April 9, 2002

     The undersigned hereby appoints Sheila Wildermuth and Dottye Robeson, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Logansport Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the office of Logansport Financial Corp. at 723 East Broadway, Logansport, Indiana, on Tuesday, April 9, 2002, at 2:00 P.M., and at any and all adjournments thereof, as follows:

1. The election as directors of the nominees listed below, except as marked to the contrary
                                                    |_| FOR    |_| VOTE WITHHELD

INSTRUCTIONS: To withhold authority to vote for the nominee, strike a line through the nominee's name on the list below:


   James P. Bauer          Thomas G. Williams         Charles J. Evans          Todd S. Weinstein         David G. Wihebrink
(for a one-year term)     (for a two-year term)    (for a three-year term)   (for a three-year term)    (for a three-year term)

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

     The Board of Directors recommends a vote `FOR" the listed proposition.


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


This  Proxy  may be  revoked  at any  time  prior  to the  voting  thereof.
The undersigned acknowledges receipt from Logansport Financial Corp., prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                                      ____________________, 2002





                                    --------------------------------------------
                                            Signature of Shareholder


                                    --------------------------------------------
                                            Signature of Shareholder

                                Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.